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                                                                   Exhibit 10.24



                               THE MONY GROUP INC.
                            1998 STOCK INCENTIVE PLAN


                                   SECTION 1.

                                     PURPOSE

                     1.1. The purpose of the "THE MONY GROUP INC. 1998 STOCK INCENTIVE PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by employees and agents and (c) enabling the Company to attract and retain the services of outstanding personnel upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.


                                   SECTION 2.

                                   DEFINITIONS

                     2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                     (a) "Act" means the Securities Exchange Act of 1934, as amended.

                     (b) "Agent" means an "insurance agent" as defined in
Section 2101 of the New York Insurance Law.

                     (c) "Board" means the Board of Directors of the Company.

                     (d) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee or Agent of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary in any way, including, without limitation, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.
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                     (e) "Code" means the Internal Revenue Code of 1986, as
amended.

                     (f) "Committee" means the Human Resources Committee of the Board, which shall consist of two or more members, each of whom shall be "nonemployee directors" within the meaning of Rule 16b-3, as promulgated under the Act.

                     (g) "Company" means The MONY Group Inc., a Delaware corporation, and any successor thereto.

                     (h) "Demutualization" means the demutualization of The Mutual Life Insurance Company of New York pursuant to a plan of reorganization approved by the New York State Superintendent of Insurance under Section 7312 of the New York Insurance Law.

                     (i) "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor provision thereto).

                     (j) "Employee" means any officer or other key employee of the Company or any Subsidiary (as determined by the Committee in its sole discretion); provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury RegulationSection1.421-7(h).

                     (k) "Fair Market Value" means, on any date, the closing prices of the Stock as reported on the consolidated tape of the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

                     (l) "Initial Public Offering" means the first day as of which sales of Stock are made to the public pursuant to the first underwritten public offering of the Stock.

                     (m) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option" (NSO)).

                     (n) "Participant" means any Employee or Agent designated by the Committee to participate in the Plan.

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                     (o) "Service" means service on behalf of the Company or its
Subsidiaries by an Employee or Agent.

                     (p) "Stock" means the common stock of the Company, par value $0.01 per share.

                     (q) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

                     (r) "Superintendent" means the New York State Superintendent of Insurance.

                     2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                   SECTION 3.

                          ELIGIBILITY AND PARTICIPATION

                     Participants in the Plan shall be those Employees and Agents selected by the Committee to be granted Options pursuant to Section 6.


                                   SECTION 4.

                             POWERS OF THE COMMITTEE

                     4.1. Power to Grant. The Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all such Options. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Option such Participant may receive, whether or not granted at different times. Notwithstanding any other contrary provisions in the Plan, (i) no Options shall be granted prior to the first anniversary of the Initial Public Offering and
(ii) any grant of Options after the first and prior to the fifth anniversary of the Initial Public Offering shall be subject to the advance approval of the Superintendent.

                     4.2. Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

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                                   SECTION 5.

                              STOCK SUBJECT TO PLAN

                     5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Stock issuable under the Plan shall not exceed __________.* The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

                     5.2. Cancelled, Terminated, or Forfeited Option. Any shares of Stock subject to an Option which for any reason is cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Options under the Plan.

                     5.3. Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number and kind of shares of Stock available for options under Section 5.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Committee, in its discretion, and the Committee's determination shall be conclusive; provided, however, that no adjustment shall occur by reason of the issuance of Stock in accordance with the Demutualization and that any fractional shares resulting from any such adjustment shall be disregarded.


                                   SECTION 6.

                                  STOCK OPTIONS

                     6.1. Grant of Options. Subject to the provisions of Section 4.1, Options may be granted to Employees or Agents at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options; provided, however, that the terms of any Incentive Stock Option shall satisfy the conditions applicable to Incentive Stock Options under the provisions of
Section 422(b) of the Code as in effect on the date this Plan is adopted. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to an Employee or Agent; provided, however, that in no event shall any Participant be granted Options covering an aggregate number of shares of Stock which exceeds ten percent of the maximum number of shares of Stock issuable under the Plan. Each Option shall be evidenced by an option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan (including, without limitation, Sections 6.2, 6.3, 7 and 9.1). Notwithstanding the


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* The number to be added will be 5% of the number of shares of Stock outstanding as of the date of the Initial Public Offering.

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foregoing, any Options granted to a Participant who is an Agent shall comply with the provisions of Section 4228 of the New York Insurance Law and any regulations thereunder.

                     6.2. Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Stock on the date the Option is granted.

                     6.3. Exercise of Options. One-third of each Nonstatutory Stock Option or Incentive Stock Option granted pursuant to the Plan shall become exercisable on each of the first three anniversaries of the date such Option is granted. Subject to the provisions of Section 7, once any portion of any Option has become exercisable it shall remain exercisable for its full term. The Committee shall determine the term of such Nonstatutory Stock Option or Incentive Stock Option granted, but in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

                     6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

                     6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422.


                                   SECTION 7.

                             TERMINATION OF SERVICE

                     7.1. Termination of Service Due to Death or Disability. In the event a Participant's Service terminates by reason of death or Disability, any Options granted to such Participant shall continue to vest in accordance with Section 6.3 as if the Participant's Service had not terminated. Vested Options may be exercised by the Participant, or the Participant's designated beneficiary, and if none is named, in accordance with Section 9.2, at any time prior to the expiration of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of Service, whichever period is shorter.

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                     7.2. Termination of Service For Cause. In the event a
Participant's Service is terminated for Cause, any Options granted to such Participant which are then outstanding shall be forfeited.

                     7.3. Termination of Service for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the Service of the Participant shall terminate for any reason other than one described in Section 7.1 or 7.2, any Options granted to such Participant which are exercisable at the date of the Participant's termination of Service may be exercised at any time prior to the expiration of the term of the Options or the thirtieth day following the Participant's termination of Service, whichever period is shorter. Any Options which are not exercisable or vested at the time of such termination shall be forfeited.



                                   SECTION 8.

                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

                     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan (ii) lower the minimum exercise price at which an Option may be granted or (iii) extend the term of the Plan or the maximum term for Options granted hereunder shall be subject to the approval of the Company's shareholders. Notwithstanding the foregoing, no amendment, modification or termination of the Plan shall be effective prior to the fifth anniversary of the Initial Public Offering without the advance approval of the Superintendent. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option previously granted under the Plan, without the consent of the Participant.


                                   SECTION 9.

                            MISCELLANEOUS PROVISIONS

                     9.1. Nontransferability of Options. Except as provided below, Options granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and all rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                     9.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant and shall be in a form prescribed by the Committee in writing during his lifetime. In the absence of any such designation,

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benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

                     9.3. No Guarantee of Service or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's Service at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee or Agent shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

                     9.4. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Option under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose,
(i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligation associated with the transaction.

                     9.5. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

                     9.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans, provided that the Company shall not be permitted to establish any other stock option or stock incentive plans prior to the fifth anniversary of the Initial Public Offering without the advance approval of the Superintendent.

                     9.7. Requirements of Law. The granting of Options and the issuance of shares of Stock shall be subject to and all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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                     9.8. Term of Plan. The Plan shall be effective upon its
adoption by the Board and its approval by the Superintendent in accordance with
Section 7312(w) of the New York Insurance Law. The Plan shall continue in effect, unless sooner terminated pursuant to Section 8, until the tenth anniversary of the date on which it is adopted by the Board.

                     9.9. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

                     9.10. No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program of the Company, Options shall not be treated as compensation for purposes of calculating a Participant's rights or benefits under any such plan, policy or program.

                     9.11. No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 8, to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.

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